Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that ADELE OLIVA hereby constitutes and appoints REX BRIGHT and THOMAS H. INSLEY and each of them acting individually, as her true and lawful attorneys-in-fact and agents, each with full power of substitution, for her in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-1 (SEC File No. 333-124374), including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ ADELE OLIVA ADELE OLIVA	Director	May 5, 2005